UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 13, 2024

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38669	83-1269307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

(888) 987-6764

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 par value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of LiveRamp Holdings, Inc. (the “Company”), the Company’s shareholders approved the amendment and restatement of the Company’s Amended and Restated 2005 Equity Compensation Plan (as amended and restated, the “2005 Plan”) to increase the number of shares available under the 2005 Plan by 2,500,000. A summary of the material terms of the 2005 Plan, as amended and restated, is set forth on pages 17 through 28 of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2024 (the “Proxy Statement”), as supplemented by the Company’s Definitive Additional Materials on Schedule 14A filed with the SEC on July 8, 2024 and July 11, 2024. The summary and the foregoing description of the 2005 Plan are qualified in their entirety by reference to the text of the 2005 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on August 13, 2024, at 11:30 a.m. PDT via the Internet at www.virtualshareholdermeeting.com/RAMP2024. The Company’s shareholders voted on five proposals, and the final voting results for each of the proposals are described below.

1.            Election of Directors. John L. Battelle, Omar Tawakol and Debora B. Tomlin were elected to the Company’s board of directors (the “Board”) for three-year terms expiring at the 2027 Annual Meeting of Shareholders by the following votes:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
John L. Battelle	48,998,321	6,782,216	20,490	5,718,152
Omar Tawakol	54,855,184	923,557	22,286	5,718,152
Debora B. Tomlin	54,728,835	1,051,789	20,403	5,718,152

2.            Proposal to Increase the Number of Shares Available for Issuance under the 2005 Plan. The shareholders approved an increase of 2,500,000 shares in the number of shares available for issuance under the 2005 Plan by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
38,394,213	17,206,335	200,479	5,718,152

3.            Proposal to Amend the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers of the Company. The shareholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
51,331,328	4,444,386	25,313	5,718,152

On August 14, 2024, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation incorporating the approved amendment, at which point the amendment became effective. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1.

4.            Advisory Vote to Approve Named Executive Officer Compensation. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
54,939,145	838,827	23,055	5,718,152

5.            Ratification of Independent Registered Public Accountant. The shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accountant for fiscal year 2025 by the following votes:

Votes For	Votes Against	Votes Abstained
60,659,039	829,353	30,787

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation, as filed on August 14, 2024
10.1	Amended and Restated 2005 Equity Compensation Plan of LiveRamp Holdings, Inc.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Jerry C. Jones
EVP, Chief Ethics and Legal Officer and Secretary

Date: August 16, 2024